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                                                                   EXHIBIT 10.25
                              EMPLOYMENT AGREEMENT

          This Agreement is entered into by and among Silicon Valley Bank (the "Bank"), Silicon Valley Bancshares, the holding company of the Bank (the "Holding Company") (the Bank and the Holding Company shall be referred to collectively herein as the "Companies"), and Roger V. Smith (referred to herein as "Employee").

                                    RECITALS

          WHEREAS Employee is currently employed by and associated with the Bank, and is currently a director of the Holding Company;

          WHEREAS Employee desires to voluntarily resign his position as director of the Holding Company;

          WHEREAS the Bank desires to retain Employee's services for a period of time commencing November 1, 1995 (the "Effective Date") and ending with the expiration of the Employment Term (defined below), upon the terms set forth herein;

          WHEREAS Employee is willing to provide services to the Bank pursuant to this Agreement;

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          WHEREAS Employee previously entered into an agreement with the
Companies governing the terms and conditions of Employee's employment with the Bank entitled "New Employment Agreement" and dated February 18, 1994 (the "Prior Agreement"); and

          WHEREAS both Employee and the Bank desire that the terms and conditions of this Agreement shall cancel, supersede and supplant the terms of the Prior Agreement.

          NOW, THEREFORE, the parties agree for good and valuable consideration the adequacy and receipt of which is hereby acknowledged:

          1. TERMINATION OF DIRECTORSHIP. Employee acknowledges that effective upon execution of this Agreement, he irrevocably resigns as a member of the Holding Company's Board of Directors, and terminates all other relationships with the Companies, except as specifically provided herein. Pursuant to this Agreement, Employee will execute a written notice of resignation in a substantially similar form as that attached hereto as Exhibit A, and shall tender said written notice of resignation to the Chairman of the Board, the President or the Secretary of the Holding Company immediately upon execution of this Agreement. Further, within ten (10) days following the Effective Date, Employee and the Companies will issue a mutually acceptable press release, the terms of which are to be agreed upon in advance, concerning Employee's resignation as Director of the Holding Company and Employee's continuation as an employee of the Bank.

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          2.   EMPLOYMENT.  Employee shall remain employed by the Bank
throughout the term of this Agreement (the "Employment Term," defined below), and make himself available for such tasks as the President of the Bank may reasonably request. In consideration for his employment with the Bank, Employee shall receive a monthly salary from the Bank of $8,333.00, less applicable withholding ("Salary Payments"), throughout the Employment Term. The Salary Payments shall be made on the Bank's regular payroll dates in accordance with the Bank's payroll practices. Further, the Bank shall furnish Employee with a medical, dental and vision insurance plan commensurate with that received by other Bank employees. Finally, Employee shall continue to participate in the Bank's combined 401k/ESOP Plan until the end of the Employment Term. Employee shall not be entitled to any other employee benefits including, but not limited to, vacation pay, participation in bonus plans, stock plans, or other cash or stock compensatory plans.


          3. TERM OF EMPLOYMENT. The term of this Agreement shall commence upon the Effective Date, and shall continue until October 31, 1997 (the "Initial Term"). Thereafter, this Agreement may be renewed at the sole option of the Bank every twelve (12) months for three (3) years (the "Renewal Terms"), and under the following conditions and circumstances:

               (a) The Renewal Terms will commence November 1, 1997, November 1, 1988, and November 1, 1999, respectively.

               (b) In the event Employee wishes to renew this Agreement upon expiration of the Initial Term or any Renewal Term, Employee should submit a written

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request to the Board of Directors of the Bank at least 60 days prior to the expiration of the term during which the request is made.

               (c) The Board of Directors shall provide Employee with a written response to any such request at least thirty (30) days prior to the end of the term during which the request is made.

               (d) The Initial Term and the Renewal Terms, if any, are referred to collectively as the "Employment Term." In no event shall the Employment Term extend beyond October 31, 2000.

          4. STOCK OPTIONS. During the Employment Term, all incentive stock options to purchase stock of the Holding Company held by Employee shall continue to be outstanding and vest in accordance with their respective terms and the terms of the stock option plans under which they were issued. Likewise, during the Employment Term, all non-qualified stock options to purchase stock of the Holding Company held by Employee shall continue to be outstanding and vest in accordance with their respective terms and the terms of the stock option plans under which they were issued.

          5. NON-PARTICIPATION, NON-INTERFERENCE AND NON-COMPETITION. Employee agrees that during the Employment Term:

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               (a)       Employee will not stand for election to the Board of
Directors of the Holding Company;

               (b) Employee will not participate in, disrupt or in any way interfere with the Companies' Board of Directors' meetings, annual shareholders' meetings or any other of the Companies' respective corporate governance activities, nor will he direct his affiliates or associates (as those terms are defined in Regulation 12b-2 promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act Regulations")) to engage in such conduct;

               (c) Employee will not conduct any business on behalf of the Companies, hold himself out as a representative of the Companies or otherwise participate in the respective business or affairs of the Companies, or their respective subsidiaries, except as specifically requested in writing by the President of the Bank, nor will he direct his affiliates or associates (as those terms are defined in Regulation 12b-2 of the Exchange Act Regulations) to engage in such conduct;

               (d) Employee will not attempt to influence or disrupt the management of the Companies, or their respective subsidiaries, nor will he direct his affiliates or associates (as those terms are defined in Regulation 12b-2 of the Exchange Act Regulations) to engage in such influencing or disruption;


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               (e)       Employee will not participate in any proxy contest or
interfere with any proxy solicitation efforts by the Holding Company, nor will he direct his affiliates or associates (as those terms are defined in Regulation 12b-2 of the Exchange Act Regulations) to engage in such participation or interference;

               (f) Employee will not directly, indirectly or through his affiliates or associates (as those terms are defined in Regulation 12b-2 of the Exchange Act Regulations) engage in or otherwise be employed by or act as a consultant or lender to, or be a director, officer, employee, member, shareholder, investor, owner or partner of any other business or organization which competes, directly or indirectly, with the Holding Company or the Bank or any of their respective subsidiaries. For the purposes of this Agreement, "compete" shall include, but not be limited to, soliciting business relationships, or providing or attempting to provide products or services similar to those provided by the Holding Company, the Bank or any of their respective subsidiaries to existing or prospective clients of the Holding Company, the Bank or any of their respective subsidiaries. This noncompetition provision does not prevent (i) Employee's remaining a member of the board of directors of Venture Lending and Leasing, Inc. (provided that Employee does not act in any other capacity for, and does not participate in any other business affairs of, Venture Lending and Leasing, Inc. [the "Leasing Company"], including without limitation, as an employee of the Leasing Company and provided further that if in the sole discretion of the Holding Company or the Bank, it is determined during the Employment Term that the Leasing Company is in competition with the Holding Company, the Bank, or any of their respective subsidiaries, Employee shall step down from the board of the Leasing Company); or (ii)

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employment during the Employment Term, in a business, or becoming a partner, shareholder holding less than a 25% interest in a company, director, or officer of a business that does not compete with the Companies, provided that Employee first obtains the written consent of the Holding Company or the Bank prior to engaging in such employment or business (the Holding Company and the Bank shall use best efforts to respond to Employee's written request for consent within 15 days after receipt by the Holding Company and the Bank of such request), and

               (g) Employee agrees that he will be bound by and comply with the provisions of the Bank's Code of Conduct, except to the extent that said Code of Conduct conflicts with the terms of this Agreement, in which case the terms of this Agreement shall control and be binding upon Employee. Notwithstanding the foregoing, on or after the Effective Date, Employee may purchase and hold stock in customers of the Bank.

          6. DAMAGES FOR BREACH OF THE TERMS OF PARAGRAPH FIVE OF THE AGREEMENT. Employee acknowledges that the terms contained in Paragraph 5 of this Agreement are material terms of this Agreement, and that the Companies entered into this Agreement in reliance upon Employee's agreement to said terms. Employee further acknowledges that any violation of said terms shall be considered a material breach of this Agreement. Further, Employee and the Companies agree that it would be impractical or extremely difficult to fix the actual damages sustained in the event Employee breaches the foregoing terms. Accordingly, Employee and the Companies agree that in the event of a breach of any of the terms of Paragraph 5 by Employee,

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Employee shall pay to the Companies $100,000 as liquidated damages, as that amount is a reasonable pre-estimate of damages for each such breach.

          7. REPRESENTATIONS AND WARRANTIES. Employee warrants and represents that he has not competed with the Holding Company or the Bank as described in Paragraph 6 of the Prior Agreement, and further warrants and represents that he has fully complied with that Paragraph. Employee further warrants and represents that he has not directed his affiliates or associates (as those terms are defined in Regulation 12b-2 of the Exchange Act Regulations) to engage in such competition, nor, to Employee's knowledge, have Employee's affiliates or associates engaged in such competition. Employee further warrants and represents that he understands that the Companies' execution of this Agreement is contingent upon the truth of the foregoing representation, and that the Companies would not have entered into this Agreement had they been aware that Employee had engaged in the above-described conduct.

          8. DAMAGES FOR BREACH OF WARRANTY. Employee acknowledges that his representations and warranties made in Paragraph 7 of this Agreement are material terms of this Agreement, and that the Companies entered into this Agreement in reliance upon said representations and warranties. Further, Employee and the Companies agree that it would be impractical or extremely difficult to fix the actual damages sustained in the event Employee breached the representations and warranties contained in Paragraph 7. Accordingly, Employee and the Companies agree that in the event of a breach of the terms of Paragraph 7 of the
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Agreement Employee shall Employee shall pay to the Companies $100,000 as liquidated damages, as that amount is a reasonable pre-estimate of damages for such breach.

          9. CONFIDENTIALITY. Employee agrees that both during and after the Employment Term he will maintain confidentiality with respect to all confidential and proprietary information of any type which he may have obtained during the course of his service as an employee, officer or director of the Holding Company or the Bank. Employee further agrees that both during and after the Employment Term Employee will maintain the confidentiality of this Agreement and its underlying facts and circumstances. Employee further agrees to return to the Companies, upon their reasonable request, all manuals, documents, files or other proprietary materials used by Employee during his service to the Companies (which Employee hereby acknowledges to be property of the Companies), unless Employee is expressly authorized by the President of the Bank to retain and/or utilize such propriety materials in the performances of Employee's obligations under this Agreement. Employee further agrees that the terms of this Paragraph 9 shall survive the expiration, suspension or termination, for any reason, of this Agreement and Employee's employment with the Bank.

          10. NONDISPARAGEMENT. The Holding Company, the Bank and Employee acknowledge and agree that they shall not now or in the future mention to any other person in a business-related context any negative or disparaging comments or statements about the other, or any of their respective officers, agents or employees, including disparaging or negative comments regarding business practices, and that none of them shall communicate to any person any facts or

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opinions that might tend to reflect adversely upon the other or to harm the reputation of the other in conduct of their respective personal, business or professional affairs. Without limiting the generality of the foregoing sentence, the Holding Company and Bank agree that, when responding to inquiries by third parties regarding the circumstances of Employee's departure from the Board of Directors of the Holding Company, the Holding Company and/or the Bank will communicate that Employee left in good standing. For the purposes of this provision, the "Holding Company" and the "Bank" shall refer only to their respective executive officers and directors.

          11. EARLY TERMINATION. Subject to the provisions of Paragraph 3 of this Agreement regarding Renewal Terms, Employee's employment shall terminate as of the end of the Employment Term (defined above), except as mutually agreed in writing by Employee and the Bank.

          12. TERMINATION FOR CAUSE. Notwithstanding the provisions of Paragraph 11 of this Agreement, the Bank shall have the right to terminate Employee's employment at any time during the Employment Term for cause. For purposes of this Agreement, "cause" shall mean (a) any act of dishonesty, unauthorized disclosure of confidential information or fraud by Employee; (b) the commission of a felony; (c) misconduct, including insubordination, with respect to the duties and obligations of Employee under this Agreement; (d) the engagement by Employee in conduct which is injurious to either of the Companies, or to their business reputation; or (e) a breach by Employee of any of his obligations under this Agreement, provided, however, if Employee commits a breach of any of the provisions of this Agreement, the Bank first shall given

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written notice to Employee of such breach, and Employee shall be granted seven
(7) days within which to cure such breach, in all instances except the following:
       a.   Any breach of the terms of Paragraph 5 of this Agreement; and/or
       b. Any breach of the warranties contained in Paragraph 7 of this Agreement.

The Bank's right to to terminate Employee pursuant to the terms of this Paragraph 12 is in addition to and shall in no way limit the Bank's rights under Paragraphs 6 and 8 of this Agreement. Further, Employee and the Companies agree that in the event of a breach or default by Employee, the foregoing provision shall not limit the Companies' ability to seek and obtain such other and further equitable relief as they may be entitled to including, but not limited to, specific performance and injunctive relief, and that, except as expressly stated in this Agreement, the rights and remedies of the Companies are cumulative, and the exercise by the Companies of one or more of such rights or remedies shall not preclude the exercise by them, at the same time or different times, of any other rights or remedies for the same breach or default hereunder.

          13. TERMINATION OF THE BANK'S OBLIGATIONS UNDER THIS AGREEMENT. All obligations of the Bank under this Agreement, including but not limited to its obligation to provide Employee with Salary Payments and insurance as described in Paragraph 2 of this Agreement, shall cease upon the termination of Employee's employment with the Bank, whether such termination results from the expiration of the Employment Term, Employee's termination pursuant to Paragraphs 11 or 12 of the Agreement, Employee's death, or any other circumstance.

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          14.  NON-INSIDER.  Commencing on January 1, 1996, Employee shall not be deemed an "insider" for purposes of compliance with the Holding Company's Insider Trading Policy. Notwithstanding the foregoing, Employee shall continue to be bound by applicable provisions of federal and state securities laws, including without limitation, Section 16 of the Securities Exchange Act of 1934 and Rule 144 promulgated under the Securities Act of 1933.


          15. NO ORAL MODIFICATION. This Agreement may only be amended in writing signed by Employee and an authorized representative of each of the Holding Company and the Bank.

          16. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California.


          17. NO JURY TRIAL. IN THE EVENT OF A DISPUTE BETWEEN EMPLOYEE AND THE HOLDING COMPANY OR THE BANK ARISING FROM OR RELATED TO THIS AGREEMENT OR ITS PERFORMANCE OR BREACH, OR FROM EMPLOYEE'S EMPLOYMENT RELATIONSHIP WITH THE BANK, THE PARTIES HEREBY AGREE THAT ANY SUCH DISPUTE SHALL BE RESOLVED BEFORE A COURT OF COMPETENT JURISDICTION IN THE
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STATE OF CALIFORNIA, AND BE TRIED TO A JUDGE OF SUCH COURT WITHOUT A JURY.
THE PARTIES HEREBY ACKNOWLEDGE THAT THEY ARE GIVING UP THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY, AND DO SO KNOWING THE CONSEQUENCES OF SUCH WAIVER.

          18. AMBIGUITY. It is agreed and understood that the general rule that ambiguities are to be construed against the drafter shall not apply to this agreement. In the event any language of this Agreement is found to be ambiguous, each party shall have an opportunity to present evidence as to the actual intent of the parties with respect to any such ambiguous language, consistent with the parole evidence rule.

          19. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes prior written or oral agreement with respect to their relationship, including specifically the Prior Agreement. The parties acknowledge that this Agreement covers the relationship between the parties.




     IN WITNESS WHEREOF the parties execute this Agreement as of October 24, 1995.

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                              SILICON VALLEY BANK

                              By:
                                 --------------------------------------
                                   Title:

                              SILICON VALLEY BANCSHARES

                              By:
                                 ----------------------------------------
                                   Title:


                                 ----------------------------------------
                                                Roger V. Smith
DATED: October 24, 1995

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                      SILICON VALLEY BANCSHARES MEMORANDUM



To:    Board of Directors, Silicon Valley Bancshares

From:  Roger V. Smith

cc:    President, Silicon Valley Bancshares

Dated: October 24, 1995

----------------------------------------------------------------------------

     Effective as of Ocotber 24, 1995, I hereby resign my position as Director of Silicon Valley Bancshares.



                                -----------------------------------
                                        Roger V. Smith

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